UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2008

BIOFUEL ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-33530	20-5952523
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1801 Broadway, Suite 1060
Denver, CO 80202
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 592-8110

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Election of Directors.

On January 16, 2008, Richard I. Jaffee, John D. Marsh and Mark Wong were elected to join the Board of Directors of BioFuel Energy Corp. (the “Company”) as independent directors.  In combination with the Company’s two existing independent directors, a majority of the Company’s Board of Directors is now comprised of independent members.  Messrs. Jaffee, March and Wong will receive the compensation for non-employee Directors described in the Company’s Registration Statement on Form S-1. The committees of the Board of Directors to which each of the new directors will be named, if any, has not yet been determined.

Attached hereto as Exhibit 99.1 is a copy of the Company’s press release announcing the election of Messrs. Jaffee, March and Wong to the Company’s Board of Directors.

Item 8.01. Other Events.

On January 17, 2008, the Company issued a press release announcing that start-up of its first two ethanol plants in Wood River, Nebraska and Fairmont, Minnesota, respectively, had been delayed by roughly 90 days based on discussions with senior management of The Industrial Company, the general contractor building the plants.

Attached hereto as Exhibit 99.2 is a copy of the Company’s press release announcing the delay of the start-up.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press Release dated January 16, 2008 announcing the election of Richard I. Jaffee, John D. March and Mark Wong to the Company’s Board of Directors.

Exhibit 99.2	Press Release dated January 17, 2008 announcing the delay of the start-up of the Company’s first two ethanol plants.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOFUEL ENERGY CORP.

Date: January 18, 2008	By:	/s/ Scott H. Pearce
	Name:	Scott H. Pearce
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated January 16, 2008 announcing the election of Richard I. Jaffee, John D. March and Mark Wong to the Company’s Board of Directors.

99.2	Press Release dated January 17, 2008 announcing the delay of the start-up of the Company’s first two ethanol plants.